Exhibit 99.1

Trump Media Reports Second Quarter 2025 Results

~ Amasses More than $3 billion in Financial Assets ~

~ Forms One of the Biggest Bitcoin Treasuries of Any Public Company ~

~ Posts Company’s First Quarter of Positive Operating Cash Flow ~

~ Plans Rewards System with Utility Token ~

SARASOTA, Fla., Aug. 1, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) (“Trump Media” or the “Company”), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, is announcing financial results for the fiscal quarter ending on June 30, 2025, and is filing its Form 10-Q with the Securities and Exchange Commission (the “SEC”) today.

Trump Media ended the second quarter with financial assets of approximately $3.1 billion, comprised of cash, cash equivalents, restricted cash, trading securities, and short-term investments, posting exponential year-on-year growth of financial assets of approximately 800 percent. The Company believes this tremendous level of liquidity and financial freedom, in conjunction with Trump Media’s low operating costs and low cash burn rate, will fully enable it to pursue its expansion plans, including enhancing its existing platforms, launching new fintech and financial services products, and pursuing potential mergers and acquisitions.

The biggest factor contributing to the growth of Trump Media’s balance sheet was the Company’s ability to raise nearly $2.4 billion for its Bitcoin treasury strategy. Achieved through a private placement offering supported by approximately 50 institutional investors, this strategy enabled Trump Media to accumulate approximately $2 billion in Bitcoin and Bitcoin-related securities in July 2025, giving the Company one of the largest Bitcoin treasuries of any public firm. Among other benefits, the Bitcoin treasury strategy allows Trump Media to give its investors indirect exposure to cryptocurrencies, creates investment income, helps position the Company for expansion, and solidifies the Company’s financial freedom, including enhancing security against debanking and other acts of political discrimination.

In the second quarter, Trump Media also achieved a key milestone by posting its first quarter of positive operating cash flow, with cash flow from operating activities totaling $2.3 million.

Furthermore, the Company advanced its plans to launch the Patriot Package subscription service for the Truth+ video streaming platform. Currently in public Beta testing, the package will establish synergies between the Truth Social and Truth+ platforms. Truth+ subscribers already receive automatic verification on Truth Social with a red check badge and a Truth+ badge, and will eventually gain access to features such as an edit button, scheduled Truths, save drafts, expanded character counts, and the ability to upload longer videos. Meanwhile, the availability of Truth+ greatly expanded in the second quarter with the global rollout of Truth+, which can now be viewed on Truth+ apps in most countries worldwide.

Truth+ is also envisioned to be part of a larger rewards program, to include a utility token within a Truth digital wallet that can initially be used to pay for Truth+ subscription costs, and later be applied to other products and services in the Truth ecosphere. These benefits will complement other advances on the Truth Social platform, particularly the integration of an artificial intelligence function that is currently being developed.

Furthermore, the Company continues to press forward with its slate of Separately Managed Accounts and Exchange Traded Funds (“ETFs”), having filed registration statements in the second quarter and afterward for multiple ETFs including the Truth Social Crypto Blue Chip ETF, Truth Social Bitcoin and Ethereum ETF, and Truth Social Bitcoin ETF.

Trump Media Chairman and CEO Devin Nunes said, “In a very short time, Trump Media has reopened the Internet for free speech, created an uncancellable social media platform and video streaming platform, expanded both platforms worldwide, amassed one of the biggest Bitcoin treasuries of any public company, and now, we have our first quarter of positive operating cash flow—despite having gone public just last year. We aim to continually increase both the quality and quantity of our products and services as we pursue a wide array of options, including acquiring crown jewel assets through mergers and acquisitions, to strengthen and extend our position in the America First economy.”

Aside from posting $3.1 billion in financial assets and $2.3 million in cash flow from operating activities, the Company reported a net loss of $20.0 million for the quarter, comprised of  $20.5 million of non-cash expenses for stock-based compensation, depreciation and amortization, interest expense, and income taxes, partially offset by non-cash (unrealized) investment income, while revenue rose 6 percent year-on-year to $0.9 million. Trump Media’s results are strongly influenced by approximately $15.0 million in legal costs for the quarter, primarily related to the Company’s 2024 merger with a special purpose acquisition company (“SPAC”). One of the longest SPAC deals in history, the merger resulted in substantial legal costs including those incurred in litigation aiming to recoup merger-related damages from those individuals and entities that the Company alleges caused the delay of the SPAC through their wrongful acts. The Company believes a positive resolution of these litigation matters, which it is working to achieve, could significantly impact its future financial results.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of Trump Media. We have based these forward-looking statements on our current expectations and projections about future events, including potential merger & acquisition activity, the rollout of products and features, the future plans, timing and potential success of the streaming services, Bitcoin treasury strategy, and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About Trump Media

The mission of Trump Media is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. Trump Media operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. Trump Media is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles, and a digital asset strategy-including a Bitcoin treasury-to help ensure the Company’s financial freedom and protect against discrimination by financial institutions.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com